EXHIBIT 10(iii)

                           LOAN AND SECURITY AGREEMENT


         This LOAN AND SECURITY AGREEMENT (the "AGREEMENT") is made and entered into as of October 3, 2001, by and between John D. Wicka, individually ("LENDER"), at 400 Groveland Avenue, #2013, Minneapolis, Minnesota 55403, and AimRite Holdings Corporation, a Nevada corporation ("BORROWER"). NOW THEREFORE, for good and valuable consideration, the recipient and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. LOAN. Lender shall loan Borrower up to Three Hundred Thousand Dollars ($300,000) (the "LOAN"), in One Hundred Thousand Dollar ($100,000) increments, pursuant to the terms and conditions of this Agreement and the Promissory Note (as defined below).

         1.1. Borrower shall receive each portion of the Loan upon notice by Borrower to Lender, the consent of Lender, and execution of a separate Secured Promissory Note, the form of which is attached hereto as EXHIBIT A (the "PROMISSORY NOTE"). The conversion rights (Section 7) and right to revenue (Section 9) of the Promissory Note apply to each Promissory Note executed by the Borrower in favor of Lender such that if the Loan is fully funded, Lender would have aggregate conversion rights equal to seven and one-half percent (7 1/2%) of the outstanding Common Stock pursuant to Section 7 and an entitlement to receive up to nine percent (9%) of Borrower's gross revenues pursuant to Section 9.

         1.2. Lender shall have no right to call or demand any increment of the Loan. A Promissory Note will be executed only upon the mutual agreement of the parties hereto. In no event will Borrower request nor Lender make advances after September 30, 2002.

2. SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due of all of its obligations under each Promissory Note and this Agreement ("OBLIGATIONS"), Borrower does hereby grant to Lender a continuing security interest in and to the following assets and property of Borrower as of the date of this Agreement (the "COLLATERAL"):

                  All inventory, furniture, fixtures and equipment of the Borrower, now owned or hereafter acquired; all accou7nts receivable, contract rights, rights to payment of money and general intangibles of Borrower, now owned or hereafter arising; all intellectual property (patents, trademarks, service marks, trade names, copyrights, trade secrets, etc.) Of Borrower now owned; and all products and proceeds of the foregoing.

3. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement as follows:

        3.1. PERFECTION OF SECURITY INTEREST. Borrower agrees to execute such financing statements and to take whatever other actions are reasonably requested by Lender to perfect and continue Lender's security interest in the Collateral.

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Upon the reasonable request of Lender: (i) Borrower will deliver to Lender any and all instruments or agreements evidencing or constituting the Collateral, and
(ii) Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Borrower further authorizes Lender to file such financing statements (with or without Borrower's signature) as Lender deems necessary to perfect and continue Lender's security interest in the Collateral.

         3.2. NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Borrower or to which Borrower is a party.

        3.3. TITLE. Borrower represents and warrant to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those that reflect the security interest created by this Agreement. Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

        3.4. CORPORATE AUTHORIZATION. Borrower represents and warrants that all necessary corporate action has been undertaken by Borrower to approve and authorize the execution of this Agreement including, without limitation, the approval of the Board of Directors of Borrower and that when executed, the same will constitute the valid and binding obligation of the Borrower enforceable against Borrower in accordance with its terms. The individual officer executing this Agreement on behalf of the Borrower certifies, knowing that Lender is relying thereon, that such person has the express authority of Borrower to execute this Agreement and bind Borrower to the terms and conditions of both this Agreement and the Promissory Note.

4. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement:

         4.1. DEFAULT ON OBLIGATIONS. Failure of Borrower to make any required payment of an Obligation within ten (10) days from the date due.

         4.2. OTHER DEFAULTS. Failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement, the Promissory Note or any other agreement between Lender and Borrower within thirty (30) days from written notice of such failure from Lender to Borrower, unless another time period is provided with respect to a specific breach, in which event the other such time period shall apply.

         4.3. INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower which is not dismissed within sixty (60) days if such proceeding was not initiated by Borrower.

         4.4. CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any other creditor of Borrower or by any governmental agency against the Collateral or any other collateral securing the Obligations.

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         4.5. OTHER JUDGMENTS. The entry of a judgment against Borrower in the amount of $25,000 or more, unless a bond is posted preventing the enforcement of the same.

5. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, or at any time thereafter, Lender shall have all the rights of a secured party under the Minnesota Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

         5.1. ACCELERATE OBLIGATIONS. Lender may declare the entire Obligations immediately due and payable, without notice.

         5.2. OTHER RIGHTS AND REMEDIES. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Minnesota Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise.

         5.3. CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement, the Note or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

6. MISCELLANEOUS PROVISION. The following miscellaneous provisions are a part of this Agreement:

         6.1. NOTICES. Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile, provided that the facsimile cover sheet contain a notation of the date and time of transmission, and shall be deemed received: (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice; (ii) if mailed in accordance with the provisions of this paragraph, two (2) business days after the date placed in the U.S. mail; (iii) if mailed other than in accordance with the provisions of this paragraph or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice; or (iv) if given by facsimile, when sent. Notices shall be given at the following addresses:

If to Borrower:            AimRite Holdings Corporations
                           Attn: Richard Stanczyk, President
                           525 Stevens Avenue
                           Solana Beach, California 92075
                           Facsimile: (858) 259-7308
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If to Lender:              John D. Wicka
                           400 Groveland Avenue, #2013
                           Minneapolis, Minnesota 55403


The relevant party may change the address for delivery of notices by giving notice of such change in accordance with this paragraph.

         6.2. COMPLETE AGREEMENT; MODIFICATIONS. This Agreement and the Promissory Note (i) constitute the parties' entire agreement with respect to the subject matter hereof, (ii) merge all prior discussions and negotiations between or among any or all of them as to the subject matter hereof and (iii) supersede and replace all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties, Such writing may be signed in counterparts and facsimile signatures shall be effective as original signatures.

         6.3. FURTHER ACTIONS. Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provision of this Agreement.

         6.4. SUCCESSORS AND ASSIGNS. Except as explicitly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

         6.5. SEVERABILITY. It is intended that each provision of this Agreement shall be viewed as separate and divisible, and in the event that any provision shall be held to be invalid, illegal or unenforceable, this Agreement and the remaining provisions hereof shall continue in full force and effect.

         6.6. TIME OF ESSENCE; GOVERNING LAW; JURISDICTION. Time is of the essence of this Agreement, This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to the conflict of law principles thereof. Both Borrower and Lender consent to both jurisdiction and venue in the federal and state courts located in the State of Minnesota with respect to disputes arising under this Agreement, Borrower and Lender agree that this Agreement is made and intended to be performed in the State of Minnesota.

         6.7. POWER OF ATTORNEY. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (i) demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (iii) settle or compromise any and all claims arising under the Collateral, and, in the place and state of Borrower, execute and deliver its release and settlement for the claim; and (iv) file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Borrower, or otherwise, which in the discretion of Lender may seem to be necessary or advisable.

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         6.8. WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior wavier by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or of any of Borrower's obligations as to any future transaction. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the reasonable discretion of Lender.

         6.9. APPLICATION OF LOAN PROCEEDS. Upon execution of this Agreement and the initial Promissory Note hereunder, Lender is authorized to deduct, withhold and apply proceeds from the Loan as are necessary to pay off any sums owed Lender including, without limitation, that certain promissory note executed by Borrower in favor of Lender dated as of October 1, 2001, in the original principal amount of $50,000. As of the date hereof, the amount due is $50,000, together with interest accruing from October 1, 2001 at the per diem amount of $13.54.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

BORROWER:                                       LENDER:

AimRite Holdings Corporation                    John D. Wicka
a Nevada corporation


By:   /S/ RICHARD STANCZYK                      By:   /S/ JOHN D. WICKA
   --------------------------------                -----------------------------
           President